EXHIBIT 99.1
FirstCash Reports Strong Third Quarter Results;
Announces 18-Store U.S. Pawn Acquisition;
Declares $0.30 Quarterly Cash Dividend
____________________________________________________________

Fort Worth, Texas (October 20, 2021) -- FirstCash, Inc. (the “Company”) (Nasdaq: FCFS), the leading international operator of over 2,800 retail pawn stores in the U.S. and Latin America, today announced operating results for the three and nine month periods ended September 30, 2021, and the completion of a U.S. pawn acquisition. In addition, the Board of Directors declared a $0.30 per share quarterly cash dividend to be paid in November 2021.

Mr. Rick Wessel, chief executive officer, stated, “Revenue and earnings momentum continued to accelerate in the third quarter, driven by 29% growth in pawn receivables over this time last year and the continued strength of retail operations in both the U.S. and Latin America. Resulting store-level profit before taxes increased 37% in the third quarter compared to last year. We are well positioned entering the fourth quarter, with expectations of further growth in pawn demand coupled with fresh, well-stocked merchandise inventories to support holiday retail sales.

“FirstCash also continues to invest in growth opportunities and provide shareholder returns utilizing its strong balance sheet and cash flows. We are pleased to announce an 18-store acquisition of U.S. pawn stores in the Gulf Coast region which gives us a total of 96 store additions in the U.S. and Latin America this year. In addition to the quarterly cash dividends paid to our shareholders, we have repurchased 688,000 shares of stock year-to-date.”
This release contains adjusted earnings measures, which exclude certain extraordinary and/or non-cash expenses, which are non-GAAP financial measures. Please refer to the descriptions and reconciliations to GAAP of these and other non-GAAP financial measures at the end of this release.

	Three Months Ended September 30,
	As Reported (GAAP)		Adjusted (Non-GAAP)
In thousands, except per share amounts	2021	2020	2021	2020
Revenue	$399,674	$359,890	$399,674	$359,890
Net income	$33,396	$15,062	$34,041	$24,453
Diluted earnings per share	$0.82	$0.36	$0.84	$0.59
EBITDA (non-GAAP measure)	$63,331	$34,174	$64,217	$46,333
Weighted-average diluted shares	40,516	41,536	40,516	41,536

	Nine Months Ended September 30,
	As Reported (GAAP)		Adjusted (Non-GAAP)
In thousands, except per share amounts	2021	2020	2021	2020
Revenue	$1,197,191	$1,239,126	$1,197,191	$1,239,126
Net income	$95,538	$73,853	$98,007	$90,620
Diluted earnings per share	$2.34	$1.77	$2.40	$2.17
EBITDA (non-GAAP measure)	$184,072	$152,760	$187,342	$174,869
Weighted-average diluted shares	40,789	41,691	40,789	41,691

Consolidated Earnings Highlights
•Diluted earnings per share for the third quarter increased 128% on a GAAP basis and increased 42% on an adjusted non-GAAP basis compared to the prior-year quarter. Year-to-date diluted earnings per share increased 32% on a GAAP basis and increased 11% on an adjusted non-GAAP basis compared to the prior year. Prior-year GAAP results include expenses associated with the favorable refinancing of the Company’s senior notes in the third quarter of 2020.
•EBITDA and Adjusted EBITDA (non-GAAP measures) for the third quarter increased 85% and 39%, respectively, compared to the prior-year quarter. For the year-to-date nine month period, EBITDA increased 20% while adjusted EBITDA increased 7% compared to the same period last year.
•Operating results in the third quarter reflect increased earning asset levels from a year ago and continued growth in revenues and profitability in both the U.S. and Latin America segments versus the prior-year period.
•Consolidated pawn loans outstanding at quarter end increased 29% over the prior year while retail merchandise inventories increased 51% compared to last year.
•Total pawn fees, which typically lag the growth in pawn receivables, increased 22% in the third quarter compared to the prior-year quarter, while retail sales increased 14%.
•Store operating expenses increased a modest 5% in the third quarter on a larger store base compared to last year, reflecting continued expense discipline.

Acquisitions and Store Opening Highlights
•On October 18, 2021, the Company acquired a chain of 18 pawn stores in the U.S. Gulf Coast region with locations in southwest Florida, Alabama, Mississippi and Louisiana. FirstCash now has a total of 87 stores in the growing Florida market and the acquisition added the Company’s first two locations in Mississippi. Including this acquisition, a total of 46 U.S. stores have been acquired this year for an aggregate purchase price of approximately $77 million.
•A total of 14 de novo locations were opened during the third quarter, all of which were located in Mexico. Year-to-date, 50 stores have been opened, of which 49 are located in Latin America.
•Including the 18-store U.S. acquisition in October, the Company now operates 2,826 stores, with 1,739 stores located in Latin America and 1,087 stores in the U.S. The Latin American locations include 1,651 stores in Mexico, 60 stores in Guatemala, 15 stores in Colombia and 13 stores in El Salvador.

U.S. Pawn Operations
•Pawn receivables were up 29% at September 30, 2021 compared to the prior year, while same-store pawn receivables increased 23%, reflecting the continuing recovery in pawn balances from 2020 levels. Resulting pawn fees, which typically lag pawn receivables growth, were up 16% for the third quarter and 11% on a same-store basis, as compared to the prior-year quarter.
•Retail merchandise sales for the third quarter of 2021 were up 10% compared to the prior-year quarter. On a same store-basis, retail sales increased 6% compared to the prior-year quarter.
•Retail margins remained near record levels at 44%, which continued to reflect consumer demand for fresh and readily available retail products across all merchandise categories.
•Inventories increased 45% on a year-over-year basis versus the prior year’s depleted levels and are approaching normalized, pre-COVID levels.
•Annualized inventory turnover remained strong at 2.9 times for the trailing twelve months ended September 30, 2021. Inventories aged greater than one year as of September 30, 2021 declined further to only 1% of total inventories, which further contributed to the strength of retail margins.

•Store operating expenses increased 1% in total but decreased 3% on a same-store basis compared to the prior-year quarter, reflecting the continued expense optimization from reduced staffing levels and other operating efficiency initiatives.
•Pre-tax operating income for the U.S. segment increased 39% for the third quarter compared to the prior-year quarter. The resulting segment pre-tax operating margin was 21% for the third quarter of 2021, a significant improvement over the 16% margin for the prior-year quarter.

Note: Certain growth rates in “Latin America Pawn Operations” below are calculated on a constant currency basis, a non-GAAP financial measure defined at the end of this release. The average Mexican peso to U.S. dollar exchange rate for the three month period ended September 30, 2021 was 20.0 pesos / dollar, a favorable change of 10% versus the comparable prior-year period, and for the nine month period ended September 30, 2021 was 20.1 pesos / dollar, a favorable change of 8% versus the prior-year period.

Latin America Pawn Operations
•Pawn receivables at September 30, 2021 increased 30% on U.S. dollar basis compared to the prior year and 18% on a constant currency basis. On a same-store basis, pawn receivables increased 29% on a U.S. dollar basis and 17% on a constant currency basis compared to the prior year.
•Pawn fees increased 34% in the third quarter, or 22% on a constant currency basis, as compared to the prior-year quarter. On a same-store basis, pawn fees increased 33% on a U.S. dollar basis and 21% on a constant currency basis compared to the prior-year quarter.
•Retail merchandise sales for the third quarter increased 22%, or 11% on a constant currency basis, compared to the prior-year quarter. Same-store retail sales increased 21% on a U.S. dollar basis and 10% on a constant currency basis compared to the prior-year quarter.
•Retail margins remained solid at 36% in the third quarter, while the annualized inventory turnover was strong at 4.2 times for the trailing twelve months ended September 30, 2021. Inventories aged greater than one year as of September 30, 2021 declined further to 1% of total inventories.
•Store operating expenses increased 15% on a U.S. dollar basis but only 6% on a constant currency basis while same-store operating expenses increased 14%, or 5% on a constant currency basis, compared to the prior-year quarter. Store operating expenses in the prior-year quarter were lower than normal in part due to temporary store closures and restrictions on retail operations in most Latin American markets due to the pandemic.
•Segment pre-tax operating income for the third quarter of 2021 increased 34% (23% on a constant currency basis) over the prior-year quarter. The resulting segment pre-tax operating margin increased to 21% for the third quarter of 2021 (also 21% on a constant currency basis) compared to 19% in the prior-year quarter.

Liquidity and Shareholder Returns
•During the third quarter, the Company utilized its operating cash flows and borrowing capacity to fund $79 million in the growth of earning assets (pawn receivables and inventory) and $20 million for capital expenditures and purchases of store real estate. For the nine month year-to-date period, the Company has funded $96 million in earning asset growth and $70 million in capital expenditures, which includes $38 million in real estate purchases for 30 of its existing pawn locations.
•The Board of Directors declared a $0.30 per share fourth quarter cash dividend on common shares outstanding, which will be paid on November 30, 2021 to stockholders of record as of November 15, 2021. This represents an annualized dividend of $1.20 per share. Any future dividends are subject to approval by the Company’s Board of Directors.

•The Company repurchased 152,000 shares of common stock during the third quarter at an aggregate cost of $12 million and an average cost per share of $76.43. For the nine months ended September 30, 2021, the Company repurchased 688,000 shares of common stock at an aggregate cost of $50 million and an average cost per share of $72.10. The Company has $72 million remaining under its current share repurchase authorization. Future share repurchases are subject to expected liquidity, acquisition opportunities, debt covenant restrictions and other relevant factors.

2021 Outlook
Given the continued uncertainties related to COVID-19 and the associated government assistance programs enacted in response, the Company is not providing 2021 earnings guidance. However, the following factors are expected to impact operating trends throughout the remainder of 2021:
•Although pawn lending demand continues to recover, beginning same-store pawn balances entering the fourth quarter are down approximately 13% in the U.S. compared to pre-pandemic levels at the beginning of the fourth quarter of 2019. In Latin America, same-store pawn loans at the beginning of the fourth quarter are 8% below the same date in 2019.
•While inventories continue to normalize to pre-pandemic levels, same-store inventory levels in both the U.S. and Latin America are still down 9% and 19%, respectively, as of September 30, 2021 compared to the same date in 2019.
•For the full year of 2021, the effective income tax rate under current tax codes in the U.S. and Latin America is expected to range from 25.5% to 26.5% compared to 25.8% in 2020.
•Through September, the Company has opened 50 new stores and continues to expect up to 60 new store additions for the full year 2021.

Additional Commentary and Analysis
Mr. Wessel provided additional insights on the Company’s third quarter and year-to-date operating results. “The long-term resilience of FirstCash’s pawn operations is evident in our third quarter results, as we saw significant recovery in earning assets and revenues over last year coupled with continued strength of retail margins and improved operating efficiencies.

“In the U.S. operating segment, pawn receivables continue to rebound from the impact of the pandemic and consumer stimulus programs with minimal impact from the federal advance child tax credit payments that began in July. Pawn receivables at the end of the third quarter were up 29% over the prior year and grew 19% over just the last three months. More importantly, pawn origination activity appears to be fully recovered, with same-store pawn loan originations over the past four weeks up 3% over the same pre-pandemic period in 2019 and same-store total customer funding (pawn loan originations plus buys) up 7% over the same period in 2019.

“U.S. retail merchandise sales also remained strong, with margins that continue to be at or near record levels. The resulting pre-tax U.S. segment contribution for the third quarter increased 39% over the third quarter of 2020 and we are near pre-pandemic levels with substantially higher operating margins.

“We believe operating results in the Latin American segment for the third quarter were slightly impacted in certain markets due to operating restrictions and lower traffic counts, which we attribute to the concerns over the Delta variant of COVID-19. Despite these challenges, earning assets (pawn receivables and merchandise inventories) at the end of September were up 29% over the prior year on a constant currency basis. Resulting revenue growth and continued expense control measures drove a 34% increase in segment pre-tax income on a U.S. dollar basis and a 23% increase on a constant currency basis.

“Retail inventories in both the U.S. and Latin America, which are primarily sourced locally from our customers, continue normalizing to pre-COVID levels and have not been impacted by supply chain disruptions experienced by many other traditional retailers. Our current retail inventories are extremely fresh, with only 1% aged over a year, and we believe we are well positioned as we enter the key holiday shopping season.

“With the announced acquisition of 18 additional U.S. stores, the Company has now added a total of 69 U.S. stores over the past twelve months. We also continue to add new stores in Latin America, with 60 openings in three countries over the past twelve months. Limited strategic consolidation and relocation of certain stores continues in Mexico in locations with close geographic proximity due to the significant acquisition activities over the past several years. We believe that by doing this, we can improve our location, maintain our customers and operate more efficiently.

“We remain committed to the growth of FirstCash and delivering long-term shareholder returns. Given the Company’s ability to serve customers across economic cycles and with the continued strength of its balance sheet and cash flows, we are confident in our ability to achieve these objectives,” concluded Mr. Wessel.

About FirstCash

FirstCash is the leading international operator of pawn stores with over 2,800 retail pawn locations and 16,000 employees in 25 U.S. states, the District of Columbia and four countries in Latin America including Mexico, Guatemala, Colombia and El Salvador. FirstCash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s website located at http://www.firstcash.com.

Forward-Looking Information
This release contains forward-looking statements about the business, financial condition and prospects of FirstCash, Inc. and its wholly owned subsidiaries (together, the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the risks, uncertainties and regulatory developments: (1) related to the COVID-19 pandemic, including the unknown duration and severity of the COVID-19 pandemic, and the impact of governmental responses that have been, and may in the future be, imposed in response to the pandemic, and (2) discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and in the other reports filed subsequently by the Company with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

FIRSTCASH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Retail merchandise sales	$268,726	$234,982	$806,335	$819,011
Pawn loan fees	121,365	99,570	346,796	343,675
Wholesale scrap jewelry sales	9,583	25,281	44,060	74,437
Consumer loan and credit services fees	—	57	—	2,003
Total revenue	399,674	359,890	1,197,191	1,239,126

Cost of revenue:
Cost of retail merchandise sold	158,057	137,230	468,634	493,436
Cost of wholesale scrap jewelry sold	8,528	19,818	37,657	61,022
Consumer loan and credit services loss provision	—	104	—	(480)
Total cost of revenue	166,585	157,152	506,291	553,978

Net revenue	233,089	202,738	690,900	685,148

Expenses and other income:
Store operating expenses	138,619	132,061	415,071	426,612
Administrative expenses	30,208	24,354	88,605	85,642
Depreciation and amortization	11,217	10,426	32,731	31,424
Interest expense	7,961	6,561	22,389	21,953
Interest income	(143)	(499)	(420)	(1,209)
Merger and acquisition expenses	12	7	1,264	209
Loss (gain) on foreign exchange	558	(432)	248	1,639
Write-off of certain Cash America merger related lease intangibles	361	837	1,640	4,649
Loss on extinguishment of debt	—	11,737	—	11,737
Impairment of certain other assets	—	—	—	1,900
Total expenses and other income	188,793	185,052	561,528	584,556

Income before income taxes	44,296	17,686	129,372	100,592

Provision for income taxes	10,900	2,624	33,834	26,739

Net income	$33,396	$15,062	$95,538	$73,853

Earnings per share:
Basic	$0.83	$0.36	$2.34	$1.78
Diluted	$0.82	$0.36	$2.34	$1.77

Weighted-average shares outstanding:
Basic	40,453	41,440	40,745	41,597
Diluted	40,516	41,536	40,789	41,691

Dividends declared per common share	$0.30	$0.27	$0.87	$0.81
Certain amounts in the consolidated statements of income for the nine months ended September 30, 2020 have been reclassified in order to conform to the 2021 presentation.

FIRSTCASH, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,		December 31,
	2021	2020	2020
ASSETS
Cash and cash equivalents	$49,907	$78,844	$65,850
Fees and service charges receivable	43,492	36,423	41,110
Pawn loans	348,993	270,619	308,231
Inventories	254,260	168,664	190,352
Income taxes receivable	4,791	7,534	9,634
Prepaid expenses and other current assets	10,002	10,647	9,388
Total current assets	711,445	572,731	624,565

Property and equipment, net	411,042	341,827	373,667
Operating lease right of use asset	300,040	289,175	298,957
Goodwill	1,014,052	932,329	977,381
Intangible assets, net	83,019	83,837	83,651
Other assets	8,413	9,087	9,818
Deferred tax assets	5,472	6,509	4,158
Total assets	$2,533,483	$2,235,495	$2,372,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$87,629	$79,979	$81,917
Customer deposits	46,702	36,189	34,719
Income taxes payable	522	183	1,148
Lease liability, current	89,502	84,970	88,622
Total current liabilities	224,355	201,321	206,406

Revolving unsecured credit facilities	246,000	40,000	123,000
Senior unsecured notes	493,499	492,775	492,916
Deferred tax liabilities	78,191	69,261	71,173
Lease liability, non-current	197,618	188,212	194,887
Total liabilities	1,239,663	991,569	1,088,382

Stockholders’ equity:
Common stock	493	493	493
Additional paid-in capital	1,222,432	1,226,512	1,221,788
Retained earnings	849,438	767,683	789,303
Accumulated other comprehensive loss	(125,761)	(164,877)	(118,432)
Common stock held in treasury, at cost	(652,782)	(585,885)	(609,337)
Total stockholders’ equity	1,293,820	1,243,926	1,283,815
Total liabilities and stockholders’ equity	$2,533,483	$2,235,495	$2,372,197

FIRSTCASH, INC.
OPERATING INFORMATION
(UNAUDITED)

The Company’s reportable segments are as follows:

•U.S. operations
•Latin America operations - includes operations in Mexico, Guatemala, Colombia and El Salvador

The Company provides revenues, cost of revenues, store operating expenses, pre-tax operating income and earning assets by segment. Store operating expenses include salary and benefit expense of store-level employees, occupancy costs, bank charges, security, insurance, utilities, supplies and other costs incurred by the stores.

U.S. Operations Segment Results

The following table details earning assets, which consist of pawn loans and inventories, as well as other earning asset metrics of the U.S. operations segment as of September 30, 2021 as compared to September 30, 2020 (dollars in thousands, except as otherwise noted):

	As of September 30,
	2021	2020	Increase
U.S. Operations Segment
Earning assets:
Pawn loans	$242,825	$188,819	29%
Inventories	175,047	120,397	45%
	$417,872	$309,216	35%

Average outstanding pawn loan amount (in ones)	$208	$188	11%

Composition of pawn collateral:
General merchandise	36%	34%
Jewelry	64%	66%
	100%	100%

Composition of inventories:
General merchandise	48%	42%
Jewelry	52%	58%
	100%	100%

Percentage of inventory aged greater than one year	1%	2%

Inventory turns (trailing twelve months cost of merchandise sales divided by average inventories)	2.9 times	3.2 times

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the U.S. operations segment for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 (dollars in thousands):

	Three Months Ended
	September 30,		Increase /
	2021	2020	(Decrease)
U.S. Operations Segment
Revenue:
Retail merchandise sales	$167,257	$151,618	10%
Pawn loan fees	76,674	66,180	16%
Wholesale scrap jewelry sales	4,168	12,692	(67)%
Consumer loan and credit services fees (1)	—	57	(100)%
Total revenue	248,099	230,547	8%

Cost of revenue:
Cost of retail merchandise sold	93,326	84,673	10%
Cost of wholesale scrap jewelry sold	3,778	10,316	(63)%
Consumer loan and credit services loss provision (1)	—	104	(100)%
Total cost of revenue	97,104	95,093	2%

Net revenue	150,995	135,454	11%

Segment expenses:
Store operating expenses	93,247	92,678	1%
Depreciation and amortization	5,662	5,390	5%
Total segment expenses	98,909	98,068	1%

Segment pre-tax operating income	$52,086	$37,386	39%

Operating metrics:
Retail merchandise sales margin	44%	44%
Net revenue margin	61%	59%
Segment pre-tax operating margin	21%	16%

(1)Effective June 30, 2020, the Company no longer offers an unsecured consumer loan product in the U.S.

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the U.S. operations segment for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 (dollars in thousands):

	Nine Months Ended
	September 30,		Increase /
	2021	2020	(Decrease)
U.S. Operations Segment
Revenue:
Retail merchandise sales	$530,468	$556,528	(5)%
Pawn loan fees	220,013	235,937	(7)%
Wholesale scrap jewelry sales	20,217	37,727	(46)%
Consumer loan and credit services fees (1)	—	2,003	(100)%
Total revenue	770,698	832,195	(7)%

Cost of revenue:
Cost of retail merchandise sold	295,455	325,863	(9)%
Cost of wholesale scrap jewelry sold	16,678	32,754	(49)%
Consumer loan and credit services loss provision (1)	—	(480)	(100)%
Total cost of revenue	312,133	358,137	(13)%

Net revenue	458,565	474,058	(3)%

Segment expenses:
Store operating expenses	282,068	303,686	(7)%
Depreciation and amortization	16,391	16,352	—%
Total segment expenses	298,459	320,038	(7)%

Segment pre-tax operating income	$160,106	$154,020	4%

Operating metrics:
Retail merchandise sales margin	44%	41%
Net revenue margin	59%	57%
Segment pre-tax operating margin	21%	19%

(1)Effective June 30, 2020, the Company no longer offers an unsecured consumer loan product in the U.S.

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Latin America Operations Segment Results

The Company’s management reviews and analyzes certain operating results in Latin America on a constant currency basis because the Company believes this better represents the Company’s underlying business trends. Constant currency results are non-GAAP financial measures, which exclude the effects of foreign currency translation and are calculated by translating current-year results at prior-year average exchange rates. The wholesale scrap jewelry sales in Latin America are priced and settled in U.S. dollars, and are not affected by foreign currency translation, as are a small percentage of the operating and administrative expenses in Latin America, which are billed and paid in U.S. dollars. Amounts presented on a constant currency basis are denoted as such. See the “Constant Currency Results” section below for additional discussion of constant currency results.

The following table provides exchange rates for the Mexican peso, Guatemalan quetzal and Colombian peso for the current and prior-year periods:

	September 30,		Favorable /
	2021	2020	(Unfavorable)
Mexican peso / U.S. dollar exchange rate:
End-of-period	20.3	22.5	10%
Three months ended	20.0	22.1	10%
Nine months ended	20.1	21.8	8%

Guatemalan quetzal / U.S. dollar exchange rate:
End-of-period	7.7	7.8	1%
Three months ended	7.7	7.7	—%
Nine months ended	7.7	7.7	—%

Colombian peso / U.S. dollar exchange rate:
End-of-period	3,835	3,879	1%
Three months ended	3,844	3,730	(3)%
Nine months ended	3,696	3,703	—%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table details earning assets, which consist of pawn loans and inventories, as well as other earning asset metrics of the Latin America operations segment as of September 30, 2021 as compared to September 30, 2020 (dollars in thousands, except as otherwise noted):

				Constant Currency Basis
				As of
				September 30,
	As of September 30,			2021	Increase
	2021	2020	Increase	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Earning assets:
Pawn loans	$106,168	$81,800	30%	$96,443	18%
Inventories	79,213	48,267	64%	71,927	49%
	$185,381	$130,067	43%	$168,370	29%

Average outstanding pawn loan amount (in ones)	$76	$64	19%	$69	8%

Composition of pawn collateral:
General merchandise	68%	66%
Jewelry	32%	34%
	100%	100%

Composition of inventories:
General merchandise	67%	60%
Jewelry	33%	40%
	100%	100%

Percentage of inventory aged greater than one year	1%	2%

Inventory turns (trailing twelve months cost of merchandise sales divided by average inventories)	4.2 times	4.1 times

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the Latin America operations segment for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 (dollars in thousands):

				Constant Currency Basis
				Three Months
				Ended
	Three Months Ended			September 30,	Increase /
	September 30,		Increase /	2021	(Decrease)
	2021	2020	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$101,469	$83,364	22%	$92,367	11%
Pawn loan fees	44,691	33,390	34%	40,662	22%
Wholesale scrap jewelry sales	5,415	12,589	(57)%	5,415	(57)%
Total revenue	151,575	129,343	17%	138,444	7%

Cost of revenue:
Cost of retail merchandise sold	64,731	52,557	23%	58,945	12%
Cost of wholesale scrap jewelry sold	4,750	9,502	(50)%	4,300	(55)%
Total cost of revenue	69,481	62,059	12%	63,245	2%

Net revenue	82,094	67,284	22%	75,199	12%

Segment expenses:
Store operating expenses	45,372	39,383	15%	41,555	6%
Depreciation and amortization	4,591	3,903	18%	4,229	8%
Total segment expenses	49,963	43,286	15%	45,784	6%

Segment pre-tax operating income	$32,131	$23,998	34%	$29,415	23%

Operating metrics:
Retail merchandise sales margin	36%	37%		36%
Net revenue margin	54%	52%		54%
Segment pre-tax operating margin	21%	19%		21%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the Latin America operations segment for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 (dollars in thousands):

				Constant Currency Basis
				Nine Months
				Ended
	Nine Months Ended			September 30,	Increase /
	September 30,		Increase /	2021	(Decrease)
	2021	2020	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$275,867	$262,483	5%	$256,116	(2)%
Pawn loan fees	126,783	107,738	18%	117,662	9%
Wholesale scrap jewelry sales	23,843	36,710	(35)%	23,843	(35)%
Total revenue	426,493	406,931	5%	397,621	(2)%

Cost of revenue:
Cost of retail merchandise sold	173,179	167,573	3%	160,821	(4)%
Cost of wholesale scrap jewelry sold	20,979	28,268	(26)%	19,449	(31)%
Total cost of revenue	194,158	195,841	(1)%	180,270	(8)%

Net revenue	232,335	211,090	10%	217,351	3%

Segment expenses:
Store operating expenses	133,003	122,926	8%	124,080	1%
Depreciation and amortization	13,388	11,568	16%	12,544	8%
Total segment expenses	146,391	134,494	9%	136,624	2%

Segment pre-tax operating income	$85,944	$76,596	12%	$80,727	5%

Operating metrics:
Retail merchandise sales margin	37%	36%		37%
Net revenue margin	54%	52%		55%
Segment pre-tax operating margin	20%	19%		20%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Consolidated Results of Operations

The following table reconciles pre-tax operating income of the Company’s U.S. operations segment and Latin America operations segment discussed above to consolidated net income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Consolidated Results of Operations
Segment pre-tax operating income:
U.S. operations	$52,086	$37,386	$160,106	$154,020
Latin America operations	32,131	23,998	85,944	76,596
Consolidated segment pre-tax operating income	84,217	61,384	246,050	230,616

Corporate expenses and other income:
Administrative expenses	30,208	24,354	88,605	85,642
Depreciation and amortization	964	1,133	2,952	3,504
Interest expense	7,961	6,561	22,389	21,953
Interest income	(143)	(499)	(420)	(1,209)
Merger and acquisition expenses	12	7	1,264	209
Loss (gain) on foreign exchange	558	(432)	248	1,639
Write-off of certain Cash America merger related lease intangibles	361	837	1,640	4,649
Loss on extinguishment of debt	—	11,737	—	11,737
Impairment of certain other assets	—	—	—	1,900
Total corporate expenses and other income	39,921	43,698	116,678	130,024

Income before income taxes	44,296	17,686	129,372	100,592

Provision for income taxes	10,900	2,624	33,834	26,739

Net income	$33,396	$15,062	$95,538	$73,853

FIRSTCASH, INC.
STORE COUNT ACTIVITY

The following tables detail store count activity:

	Three Months Ended September 30, 2021
	U.S.	Latin America
	Operations Segment	Operations Segment	Total Locations
Total locations, beginning of period	1,071	1,733	2,804
New locations opened	—	14	14
Consolidation of existing pawn locations (1)	(2)	(8)	(10)
Total locations, end of period	1,069	1,739	2,808

	Nine Months Ended September 30, 2021
	U.S.	Latin America
	Operations Segment	Operations Segment	Total Locations
Total locations, beginning of period	1,046	1,702	2,748
New locations opened	1	49	50
Locations acquired (2)	28	—	28
Consolidation of existing pawn locations (1)	(6)	(12)	(18)
Total locations, end of period	1,069	1,739	2,808

(1)Store consolidations were primarily acquired locations over the past five years which have been combined with overlapping stores and for which the Company expects to maintain a significant portion of the acquired customer base in the consolidated location.

(2)Does not include the acquisition of 18 stores in the U.S. on October 18, 2021.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(UNAUDITED)

The Company uses certain financial calculations such as adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and constant currency results as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies.

While acquisitions are an important part of the Company’s overall strategy, the Company has adjusted the applicable financial calculations to exclude merger and acquisition expenses to allow more accurate comparisons of the financial results to prior periods. In addition, the Company does not consider these merger and acquisition expenses to be related to the organic operations of the acquired businesses or its continuing operations and such expenses are generally not relevant to assessing or estimating the long-term performance of the acquired businesses. Merger and acquisition expenses include incremental costs directly associated with merger and acquisition activities, including professional fees, legal expenses, severance, retention and other employee-related costs, contract breakage costs and costs related to the consolidation of technology systems and corporate facilities, among others.

The Company has certain leases in Mexico which are denominated in U.S. dollars. The lease liability of these U.S. dollar denominated leases, which is considered a monetary liability, is remeasured into Mexican pesos using current period exchange rates resulting in the recognition of foreign currency exchange gains or losses. The Company has adjusted the applicable financial measures to exclude these remeasurement gains or losses because they are non-cash, non-operating items that could create volatility in the Company’s consolidated results of operations due to the magnitude of the end of period lease liability being remeasured and to improve comparability of current periods presented with prior periods.

In conjunction with the Cash America merger in 2016, the Company recorded certain lease intangibles related to above or below market lease liabilities of Cash America which are included in the operating lease right of use asset on the consolidated balance sheets. As the Company continues to opportunistically purchase real estate from landlords at certain Cash America stores, the associated lease intangible, if any, is written-off and gain or loss is recognized. The Company has adjusted the applicable financial measures to exclude these gains or losses given the variability in size and timing of these transactions and because they are non-cash, non-operating gains or losses. The Company believes this improves comparability of operating results for current periods presented with prior periods.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Adjusted Net Income and Adjusted Diluted Earnings Per Share

Management believes the presentation of adjusted net income and adjusted diluted earnings per share provides investors with greater transparency and provides a more complete understanding of the Company’s financial performance and prospects for the future by excluding items that management believes are non-operating in nature and not representative of the Company’s core operating performance of its continuing operations. In addition, management believes the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results for the current periods presented with the prior periods presented.

The following table provides a reconciliation between net income and diluted earnings per share calculated in accordance with GAAP to adjusted net income and adjusted diluted earnings per share, which are shown net of tax (in thousands, except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share
Net income and diluted earnings per share, as reported	$33,396	$0.82	$15,062	$0.36	$95,538	$2.34	$73,853	$1.77
Adjustments, net of tax:
Merger and acquisition expenses	8	—	5	—	950	0.02	151	—
Non-cash foreign currency loss (gain) related to lease liability	359	0.01	(308)	(0.01)	256	0.01	2,453	0.06
Non-cash write-off of certain Cash America merger related lease intangibles	278	0.01	644	0.02	1,263	0.03	3,579	0.09
Loss on extinguishment of debt	—	—	9,037	0.22	—	—	9,037	0.22
Non-cash impairment of certain other assets (1)	—	—	—	—	—	—	1,463	0.03
Consumer lending wind-down costs and asset impairments	—	—	13	—	—	—	84	—
Adjusted net income and diluted earnings per share	$34,041	$0.84	$24,453	$0.59	$98,007	$2.40	$90,620	$2.17

(1)Impairment related to a non-operating asset in which the Company determined that an other than temporary impairment existed as of March 31, 2020.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following tables provide a reconciliation of the gross amounts, the impact of income taxes and the net amounts for the adjustments included in the table above (in thousands):

	Three Months Ended September 30,
	2021			2020
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger and acquisition expenses	$12	$4	$8	$7	$2	$5
Non-cash foreign currency loss (gain) related to lease liability	513	154	359	(439)	(131)	(308)
Non-cash write-off of certain Cash America merger related lease intangibles	361	83	278	837	193	644
Loss on extinguishment of debt	—	—	—	11,737	2,700	9,037
Consumer lending wind-down costs and asset impairments	—	—	—	17	4	13
Total adjustments	$886	$241	$645	$12,159	$2,768	$9,391

	Nine Months Ended September 30,
	2021			2020
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger and acquisition expenses	$1,264	$314	$950	$209	$58	$151
Non-cash foreign currency loss related to lease liability	366	110	256	3,505	1,052	2,453
Non-cash write-off of certain Cash America merger related lease intangibles	1,640	377	1,263	4,649	1,070	3,579
Loss on extinguishment of debt	—	—	—	11,737	2,700	9,037
Non-cash impairment of certain other assets	—	—	—	1,900	437	1,463
Consumer lending wind-down costs and asset impairments	—	—	—	109	25	84
Total adjustments	$3,270	$801	$2,469	$22,109	$5,342	$16,767

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company defines EBITDA as net income before income taxes, depreciation and amortization, interest expense and interest income and adjusted EBITDA as EBITDA adjusted for certain items as listed below that management considers to be non-operating in nature and not representative of its actual operating performance. The Company believes EBITDA and adjusted EBITDA are commonly used by investors to assess a company’s financial performance, and adjusted EBITDA is used as a starting point in the calculation of the consolidated total debt ratio as defined in the Company’s senior unsecured notes. The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA (dollars in thousands):

					Trailing Twelve
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		September 30,
	2021	2020	2021	2020	2021		2020
Net income	$33,396	$15,062	$95,538	$73,853	$128,264		$128,007
Income taxes	10,900	2,624	33,834	26,739	44,215		44,103
Depreciation and amortization	11,217	10,426	32,731	31,424	43,412		42,270
Interest expense	7,961	6,561	22,389	21,953	29,780		30,148
Interest income	(143)	(499)	(420)	(1,209)	(751)		(1,476)
EBITDA	63,331	34,174	184,072	152,760	244,920		243,052
Adjustments:
Merger and acquisition expenses	12	7	1,264	209	2,371		465
Non-cash foreign currency loss (gain) related to lease liability	513	(439)	366	3,505	(1,890)		2,621
Non-cash write-off of certain Cash America merger related lease intangibles	361	837	1,640	4,649	4,046		4,649
Loss on extinguishment of debt	—	11,737	—	11,737	—		11,737
Non-cash impairment of certain other assets	—	—	—	1,900	—		1,900
Consumer lending wind-down costs and asset impairments	—	17	—	109	—		268
Adjusted EBITDA	$64,217	$46,333	$187,342	$174,869	$249,447		$264,692

Net debt ratio calculation:
Total debt (outstanding principal)					$746,000		$540,000
Less: cash and cash equivalents					(49,907)		(78,844)
Net debt					$696,093		$461,156
Adjusted EBITDA					$249,447		$264,692
Net debt ratio (net debt divided by adjusted EBITDA)					2.8	:1	1.7	:1

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Free Cash Flow and Adjusted Free Cash Flow

For purposes of its internal liquidity assessments, the Company considers free cash flow and adjusted free cash flow. The Company defines free cash flow as cash flow from operating activities less purchases of furniture, fixtures, equipment and improvements and net fundings/repayments of loan receivables, which are considered to be operating in nature by the Company but are included in cash flow from investing activities. Adjusted free cash flow is defined as free cash flow adjusted for merger and acquisition expenses paid that management considers to be non-operating in nature.

Free cash flow and adjusted free cash flow are commonly used by investors as an additional measure of cash generated by business operations that may be used to repay scheduled debt maturities and debt service or, following payment of such debt obligations and other non-discretionary items, may be available to invest in future growth through new business development activities or acquisitions, repurchase stock, pay cash dividends or repay debt obligations prior to their maturities. These metrics can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. However, free cash flow and adjusted free cash flow have limitations as analytical tools and should not be considered in isolation or as a substitute for cash flow from operating activities or other income statement data prepared in accordance with GAAP. The following table reconciles cash flow from operating activities to free cash flow and adjusted free cash flow (in thousands):

					Trailing Twelve
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		September 30,
	2021	2020	2021	2020	2021	2020
Cash flow from operating activities	$24,101	$34,067	$137,850	$177,366	$182,748	$245,138
Cash flow from certain investing activities:
Loan receivables, net (1)	(62,145)	(32,349)	(70,637)	145,930	(109,559)	183,334
Purchases of furniture, fixtures, equipment and improvements	(10,583)	(7,377)	(31,608)	(27,853)	(41,298)	(39,060)
Free cash flow	(48,627)	(5,659)	35,605	295,443	31,891	389,412
Merger and acquisition expenses paid, net of tax benefit	8	5	950	151	1,790	330
Adjusted free cash flow	$(48,619)	$(5,654)	$36,555	$295,594	$33,681	$389,742

(1)Includes the funding of new loans net of cash repayments and recovery of principal through the sale of inventories acquired from forfeiture of pawn collateral.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Constant Currency Results

The Company’s reporting currency is the U.S. dollar. However, certain performance metrics discussed in this release are presented on a “constant currency” basis, which is considered a non-GAAP financial measure. The Company’s management uses constant currency results to evaluate operating results of business operations in Latin America, which are primarily transacted in local currencies.

The Company believes constant currency results provide valuable supplemental information regarding the underlying performance of its business operations in Latin America, consistent with how the Company’s management evaluates such performance and operating results. Constant currency results reported herein are calculated by translating certain balance sheet and income statement items denominated in local currencies using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations for purposes of evaluating period-over-period comparisons. Business operations in Mexico, Guatemala and Colombia are transacted in Mexican pesos, Guatemalan quetzales and Colombian pesos. The Company also has operations in El Salvador where the reporting and functional currency is the U.S. dollar. See the Latin America operations segment tables elsewhere in this release for an additional reconciliation of certain constant currency amounts to as reported GAAP amounts.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (817) 886-6998
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com
Website:    investors.firstcash.com